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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Current Report on Form 8-K of Bruker BioSciences Corporation dated July 2, 2003 of our report dated February 25, 2003 included in Bruker Daltonics Inc.'s Registration Statement on Form S-4 (No. 333-104885) relating to the financial statements of Bruker AXS Inc. for the three years ended December 31, 2002 listed in the accompanying exhibit 99.2 index.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
May 19, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS